Exhibit 32.2
WRITTEN STATEMENT OF THE CHIEF FINANCIAL OFFICER
Pursuant to 18 U.S.C. § 1350
     Solely for the purpose of complying with 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, the undersigned Chief Financial Officer of North Pointe Holdings Corporation (the “Company”), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the three months ended June 30, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: November 9, 2006

/s/ Brian J. Roney
Brian J. Roney
Chief Financial Officer